Exhibit 99.1

Arnold Schwarzenegger Enters Into Agreement to Become Significant Investor in Genius Brands International

Schwarzenegger Will Receive Warrants in Genius Brands Under the Agreement for His Role Starring in and Co-Producing the New Animated Children’s Series, Stan Lee's Superhero Kindergarten

Agreement Underscores the Company’s and Show’s Potential for Long-Term Value Creation

BEVERLY HILLS, Calif., June 15, 2020 – Genius Brands International, Inc. (“Genius Brands” or the “Company”) (Nasdaq: GNUS), a global brand management company that creates and licenses multimedia entertainment content for children, today announced that Arnold Schwarzenegger, who is starring in and co-producing the new animated children’s series, Stan Lee's Superhero Kindergarten, elected to receive warrants to purchase shares of the Company’s common stock as an advance against his profit participation in the show. Any further payouts will likely be in the form of cash payments.

Created by Stan Lee as one of his final projects, Stan Lee’s Superhero Kindergarten, which will premiere in 2021 on Amazon Prime in the U.S., is co-produced by Genius Brands with China’s Alibaba Group, Lee’s POW! Entertainment, and Schwarzenegger’s Oak Productions. Schwarzenegger, who also serves as executive producer, lends his voice as the lead character in the series. Co-creator of Deadpool, Fabian Nicieza, who has sold over 100 million comic books worldwide, is scripting the series. Genius Brands’ Chairman and CEO Andy Heyward, Paul Wachter, CEO of Main Street Advisors, and President of POW! Entertainment, Gill Champion, also serve as executive producers.

Mr. Schwarzenegger commented, “I am honored to help realize Stan’s vision of creating a children’s cartoon series that not only entertains with superhero adventures, but also imparts valuable lessons about the importance of health, exercise, nutrition, anti-bullying, and diversity. Andy Heyward is one of the industry’s most respected producers of children’s programming and working together we will be able to bring to life our shared vision of ‘content with a purpose,’ which parents can enjoy alongside their children while taking comfort in the moral and educational focus.”

Andy Heyward, Chairman & CEO, Genius Brands, noted, “We are grateful to have Arnold, not only as a co-producer, but also as a warrant holder, which is a tribute to his belief in both the series and Genius Brands. Not only is Arnold a legendary entertainer and a leading voice in promoting children’s education and fitness, he is a uniquely accomplished investor who brings the perspective of having been Governor of California, the 5th largest economy in the world. I can think of no better or smarter partner.”

About Genius Brands International

Genius Brands International, Inc. (Nasdaq: GNUS) is a leading global kids media company developing, producing, marketing, licensing, and broadcasting, branded children’s entertainment properties and consumer products for media and retail distribution. The Company’s award-winning ‘content with a purpose’ portfolio includes the upcoming Stan Lee’s Superhero Kindergarten, starring Arnold Schwarzenegger; Rainbow Rangers for Nick Jr.; Llama Llama, starring Jennifer Garner, for Netflix; award-winning toddler brand Baby Genius; adventure comedy STEM series Thomas Edison's Secret Lab; entrepreneurship series Warren Buffett's Secret Millionaires Club; and Stan Lee's Cosmic Crusaders, created with Stan Lee's Pow! Entertainment. Through licensing agreements with leading manufacturers, characters from Genius Brands’ IP, also appear on a wide range of consumer products for the worldwide retail marketplace. The Company’s new digital network, Kartoon Channel!, is available in over 100 million U.S. television households and over 200 million mobile devices via a broad range of distribution platforms, including Comcast, Cox, DISH, Amazon Prime, Sling TV, Apple TV, Roku, Amazon Fire and more. For additional information, please visit www.gnusbrands.com.

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Forward Looking Statements: Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation, our ability to generate revenue or achieve profitability; our ability to obtain additional financing on acceptable terms, if at all; our ability to repay our outstanding debt; the potential issuance of a significant number of shares to our convertible note holders which will dilute our equity holders; fluctuations in the results of our operations from period to period; general economic and financial conditions; our ability to anticipate changes in popular culture, media and movies, fashion and technology; competitive pressure from other distributors of content and within the retail market; our reliance on and relationships with third-party production and animation studios; our ability to market and advertise our products; our reliance on third-parties to promote our products; our ability to keep pace with technological advances; our ability to protect our intellectual property and those other risk factors set forth in the “Risk Factors” section of the Company’s most recent Annual Report on Form 10-K and in the Company's subsequent filings with the Securities and Exchange Commission (the "SEC"). Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

CONTACTS:

GENIUS BRANDS INTERNATIONAL:

Michelle Orsi

Three.Sixty Marketing & Communications

michelle@360-comm.com

INVESTOR RELATIONS:

IR@GNUSbrands.com

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